UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Agree Realty Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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AGREE REALTY CORPORATION
70 E. Long Lake Road
Bloomfield Hills, MI 48304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 4, 2015

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of AGREE REALTY CORPORATION, a Maryland corporation, will be held at 10:00 a.m. local time on May 4, 2015, at the Embassy Suites, 850 Tower Drive, Troy, Michigan 48098 for the following purposes:

•	To elect three directors to serve until the annual meeting of stockholders in 2018;
•	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2015;
•	To approve, by non-binding vote, executive compensation; and
•	To approve an amendment to our articles of incorporation relating to the transfer of shares to prevent the possibility of a violation of the ownership restrictions for REIT qualification, including the amendment of our ownership limitation so that the 9.8% ownership limitation applies to all stockholders.

In addition, stockholders will consider and vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 5, 2015 will be entitled to notice of and to vote at the annual meeting or at any adjournment or postponement thereof. Stockholders are cordially invited to attend the meeting in person.

Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the internet. On or about March 25, 2015, we expect to mail our stockholders either (i) a copy of this proxy statement, the accompanying proxy card, our annual report and the Notice of Internet Availability of Proxy Materials (the “Notice”) or (ii) the Notice only, each in connection with the solicitation of proxies by our board of directors for use at the annual meeting and any adjournments or postponements thereof. If you received the Notice by mail, you will not receive a printed copy of the proxy materials other than as described herein. The Notice contains instructions for your use of this process, including how to access our proxy statement and annual report over the internet, how to authorize your proxy to vote online and how to request a paper copy of the proxy statement and annual report.

It is important that your shares be voted to ensure the presence of a quorum. You may authorize your proxy to vote your shares over the internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You also may vote by telephone as described in your proxy card. If you attend the annual meeting, you may revoke your proxy in accordance with procedures set forth in the proxy statement and vote in person.

By Order of the Board of Directors

Brian R. Dickman
Chief Financial Officer and Secretary

March 25, 2015
Bloomfield Hills, Michigan

i

AGREE REALTY CORPORATION
70 E. Long Lake Road
Bloomfield Hills, MI 48304

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 4, 2015

ABOUT THE ANNUAL MEETING

This proxy statement is furnished by our board of directors (the “Board”) in connection with the Board’s solicitation of proxies to be voted at the annual meeting of stockholders to be held at 10:00 a.m. local time on May 4, 2015, at the Embassy Suites, 850 Tower Drive, Troy, Michigan 48098, and at any adjournment or postponement thereof.

On or about March 25, 2015, we are mailing either (i) a copy of this proxy statement, the accompanying proxy card, our annual report and the Notice of Internet Availability of Proxy Materials (the “Notice”), or (ii) the Notice only, to our stockholders of record on March 5, 2015. The Notice and this proxy statement summarize the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote.

What is the purpose of the 2015 annual meeting of stockholders?

At the 2015 annual meeting, holders of our common stock will be voting on the matters set forth in the accompanying notice of such meeting, including:

•	To elect three directors to serve until the annual meeting of stockholders in 2018;
•	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2015;
•	To approve, by non-binding vote, executive compensation; and
•	To approve an amendment to our articles of incorporation relating to the transfer of shares to prevent the possibility of a violation of the ownership restrictions for REIT qualification, including the amendment of our ownership limitation so that the 9.8% ownership limitation applies to all stockholders.

The Board recommends a vote FOR the director nominees, FOR the ratification of Grant Thornton’s appointment, FOR executive compensation and FOR the amendment to our articles of incorporation. We are not aware of any other matters that will be brought before the stockholders for a vote at the annual meeting.

In addition, management will report on our performance and will respond to appropriate questions from stockholders. A representative of Grant Thornton LLP will be present at the annual meeting and will be available to respond to appropriate questions. Such representative will also have an opportunity to make a statement.

Who is entitled to vote?

All stockholders of record at the close of business on March 5, 2015, the record date, will be entitled to vote. Each share of common stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the record date, 17,617,747 shares of our common stock, $.0001 par value per share, were outstanding.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the annual meeting (8,808,874 shares) will constitute a quorum for all purposes. Proxies marked with abstentions or instructions to withhold votes will be counted as present in determining whether or not there is a quorum.

However, if a quorum is not present at the annual meeting, the stockholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented.

What is the difference between holding shares as a stockholder of record and a beneficial owner?

Stockholders of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice and, if applicable, our proxy materials (including the proxy statement, the accompanying proxy card, our annual report and the Notice) are being sent to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us over the internet or by telephone as described in the Notice, through an accompanying proxy card or to vote in person at the annual meeting.

Beneficial Owners.  Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, and the Notice and, if applicable, our proxy materials (including the proxy statement, the accompanying proxy card, our annual report and the Notice) are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.

May I vote my shares in person at the annual meeting?

Even if you plan to be present at the meeting, we encourage you to vote your shares prior to the meeting.

Stockholders of Record.  If you are a stockholder of record and attend the annual meeting, you may deliver your completed proxy card or vote by ballot.

Beneficial Owners.  If you hold your shares through a broker, bank or other nominee and want to vote such shares in person at the annual meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such shares.

Can I vote my shares without attending the annual meeting?

Whether or not you plan to attend the annual meeting, we urge you to authorize your proxy to vote your shares over the internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You also may authorize your proxy to vote your shares by telephone as described in your proxy card. Authorizing your proxy over the internet, by mailing a proxy card or by telephone, will not limit your right to attend the annual meeting and vote your shares in person. Your proxy (one of the individuals named in your proxy card) will vote your shares per your instructions.

If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and on the internet.

Can I change my vote after I have voted?

Yes. Proxies properly submitted over the internet, by mail or by telephone do not preclude a stockholder from voting in person at the meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with our Secretary a duly executed revocation of proxy, by properly submitting, either by internet, mail or telephone, a proxy to our Secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy. If you hold your shares through a bank, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised.

What does it mean if I receive more than one Notice or proxy card or voting instruction card?

If you receive more than one Notice or proxy card or voting instruction card, it means that you have multiple accounts with banks, trustees, brokers, other nominees and/or our transfer agent. If you receive more than one Notice, please submit all of your proxies over the internet, following the instructions provided in the Notice, by mail or by telephone to ensure that all of your shares are voted. If you receive more than one proxy card or voting instruction card, please sign and deliver each proxy card and voting instruction card that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address.

How many copies should I receive if I share an address with another stockholder?

The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries, such as a broker, bank or other agent, to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of the Notice, and, if applicable, our proxy materials, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.

Our Company and some brokers, banks or other agents may be householding the Notice and our proxy materials. A single Notice and, if applicable, a single set of our proxy materials, including the proxy statement, the accompanying proxy card, our annual report and the Notice, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, a set of our proxy materials, to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice or a separate set of our proxy materials, you may send a written request to Agree Realty Corporation, 70 E. Long Lake Road, Bloomfield Hills, MI 48304, Attention: Secretary. In addition, if you are receiving multiple copies of the Notice and, if applicable, our proxy materials, you can request householding by contacting our Secretary in the same manner.

What if I do not vote for some of the items listed on my proxy card or voting instruction card?

Stockholders of Record.  Proxies properly submitted via the internet, mail or telephone will be voted at the annual meeting in accordance with your directions. If the properly-submitted proxy does not provide voting instructions on a proposal, the proxy will be voted in accordance with the recommendations of the Board on such matters. With respect to any matter not set forth on the proxy card that properly comes before the annual meeting, the proxy holders named therein will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.

Beneficial Owners.  Proxies properly submitted via the internet, mail or telephone or pursuant to your voting instruction card will be voted at the annual meeting in accordance with your directions. If you do not indicate a choice or return the voting instruction card, the broker, bank or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable law and New York Stock Exchange (“NYSE”) rules and regulations, brokers have the discretion to vote on routine matters, including the ratification of the appointment of our independent registered public accounting firm. However, your broker does not have discretionary authority to vote on the election of directors, on the advisory vote approving our executive compensation or on the approval of the amendment to our Charter, in which case a “broker non-vote” will occur and your shares will not be voted on these matters.

Important Change:  On July 1, 2009, the SEC approved a change to NYSE Rule 452 that eliminated the ability of brokers to exercise discretionary voting in uncontested director elections. The change prohibits NYSE member organizations from giving a proxy to vote with respect to an election of directors without receiving voting instructions from a beneficial owner. Therefore, brokers will not be entitled to vote shares at the annual meeting with respect to the election of directors without instructions by the beneficial owner of the shares. Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of directors. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

What vote is required to approve each item?

Proposal 1 — Election of Directors.  The three nominees receiving the highest number of “for” votes at the annual meeting will be elected as directors. Any nominee who receives a greater number of votes “withheld” from his election than votes “for” such election must tender his resignation for consideration by the Nominating and Governance committee. The Nominating and Governance Committee will recommend to the board the action to be taken with respect to the resignation. The board will publicly disclose its decision within 90 days of the certification of the election results. The slate of nominees discussed in this proxy statement consists of three directors, Richard Agree, John Rakolta, Jr. and Jerome Rossi, whose terms are expiring. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Our stockholders do not have the right to cumulate their votes for directors.

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.  The affirmative vote of a majority of votes cast at the annual meeting is necessary to ratify the Audit Committee’s appointment of Grant Thornton as our independent registered public accounting firm for 2015. Abstentions are not treated as votes cast under Maryland law and, therefore, they have no effect on the outcome of this proposal. Although stockholder ratification of the appointment is not required by current law, rules and regulations and is not binding on us, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and the Audit Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Even if the stockholders ratify the appointment of Grant Thornton, the Audit Committee in its sole discretion may terminate the engagement of Grant Thornton and engage another independent auditor at any time during the year.

Proposal 3 — Advisory (Non-Binding) Vote Approving Executive Compensation.  The affirmative vote of a majority of votes cast at the annual meeting is necessary to approve our executive compensation. Abstentions and broker non-votes are not treated as votes cast under Maryland law and, therefore, they have no effect on the outcome of this proposal.

Proposal 4 — Approval of Amendment to our Charter.  The proposed amendment to our Charter must be approved by the affirmative vote of the holders of a majority of the votes entitled to be cast at the annual meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have the same effect as a vote against the proposed amendment.

Other Matters.  If any other matter is properly submitted to the stockholders at the annual meeting, its adoption will require the affirmative vote of a majority of votes cast at the annual meeting. The Board does not propose to conduct any business at the annual meeting other than as stated above.

Will anyone contact me regarding this vote?

No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews. In addition, our directors and officers may solicit proxies by mail, telephone, telecopy or in person.

How do I find out the voting results?

Voting results will be announced at the annual meeting and will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the close of the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock (our only outstanding class of equity securities) as of March 5, 2015, with respect to (i) each director and named executive officer, (ii) all of our directors and named executive officers as a group, and (iii) to our knowledge, each beneficial owner of more than 5% of the outstanding shares of our common stock. Beneficial ownership includes shares of common stock that may be acquired through the exercise, conversion or vesting of a security or right within 60 days of the record date. As of March 5, 2015, there were 17,617,747 shares of our common stock outstanding. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed below and none of the named executive officers or directors has pledged his shares of common stock as collateral. Unless otherwise indicated, the business address for each of the identified stockholders is 70 E. Long Lake Road, Bloomfield Hills, Michigan 48304.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Richard Agree	753,632	(1)	4.2%
Joey Agree	277,345	(2)	1.6%
John Rakolta, Jr.	145,571		*
Laith M. Hermiz	29,873	(3)	*
Gene Silverman	23,200		*
Brian R. Dickman	16,497	(4)	*
William S. Rubenfaer	10,000		*
Farris G. Kalil	8,000		*
Leon M. Schurgin	5,150		*
Jerome Rossi	—		—
All directors and named executive officers as a group (10 persons)	1,269,268	(5)	7.1%
BlackRock, Inc.	1,961,160	(6)	11.1%
The Vanguard Group	1,944,815	(7)	11.0%

*	Less than 1%
(1)	Consists of (i) 296,737 shares owned directly (including 47,419 shares of restricted stock), (ii) 51,931 shares held in his IRA, (iii) 8,032 shares owned in his wife’s IRA, (iv) 9,713 shares owned by his wife, (v) 39,600 shares owned by irrevocable trusts for his children, and (vi) 347,619 shares of common stock issuable upon conversion of limited partnership units in Agree Limited Partnership, our operating partnership.
(2)	Consists of shares owned directly (including 126,119 shares of restricted stock).
(3)	Consists of shares owned directly (including 16,895 shares of restricted stock).
(4)	Consists of shares owned directly (including 13,613 shares of restricted stock).
(5)	Consists of shares owned by the directors and named executive officers disclosed elsewhere in this table.
(6)	Pursuant to Schedule 13G/A (Amendment No. 5) filed with the SEC on January 9, 2015, by BlackRock, Inc. The business address of such person is 55 East 52nd Street, New York, NY 10022. BlackRock, Inc., in its capacity as the parent holding company, is deemed to have sole voting power with respect to 1,911,112 shares and sole dispositive power with respect to 1,961,160 shares. Various persons have the right to receive, or the power to direct receipt of, dividends from, or the proceeds from the sale of, such securities. No such person is known to BlackRock, Inc. to have such right or power with respect to more than five percent of the common stock.
(7)	Pursuant to Schedule 13G filed with the SEC on February 10, 2015, by The Vanguard Group. The business address of such person is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group, in its capacity as the parent holding company, is deemed to have sole voting power with respect to 42,545 shares and sole dispositive power with respect to 1,922,270 shares. Various persons have the right to receive, or the power to direct receipt of, dividends from, or the proceeds from the sale of, such securities. No such person is known to The Vanguard Group to have such right or power with respect to more than five percent of the common stock.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board currently consists of eight directors. The directors are divided into three classes serving three-year staggered terms. At this annual meeting, three directors will be elected to serve until the annual meeting of stockholders in 2018.

The Board has re-nominated Richard Agree, John Rakolta, Jr. and Jerome Rossi, whose terms expire at this annual meeting, to serve until the annual meeting of stockholders in 2018. The Board has affirmatively concluded that John Rakolta, Jr. and Jerome Rossi are independent under the applicable rules of the NYSE.

Each nominee has consented to serve his term until his successor has been duly elected and qualified, if elected by the stockholders. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the annual meeting, the Board may designate a new nominee and the persons named as proxies by the Board will vote for that substitute nominee. Alternatively, the Board may reduce the size of the Board.

The Board hereby recommends that you vote FOR the election of its director nominees.

The following table sets forth the director nominees and continuing directors of the Board:

Name	Age	Title	Term Ending
Richard Agree(1)	71	Executive Chairman of the Board and Director	2015
John Rakolta, Jr.(1)	67	Independent Director	2015
Jerome Rossi(1)	71	Independent Director	2015
Joey Agree	36	Chief Executive Officer and Director	2016
William S. Rubenfaer	70	Independent Director	2016
Leon M. Schurgin	73	Independent Director	2016
Farris G. Kalil	76	Independent Director	2017
Gene Silverman	81	Independent Director	2017

(1)	Standing for re-election to a three-year term.

The biographical descriptions below set forth certain information with respect to the director nominees and continuing directors of the Board. The Board has identified specific attributes of each director that the Board has determined qualify that person for service on the Board.

Richard Agree has been our Executive Chairman of the Board since January 2013. From December 1993 until January 2013, he was our Chief Executive Officer and Chairman of the Board of Directors. Prior thereto, he worked as managing partner of the general partnerships which held our properties prior to the formation of our Company and the initial public offering and was President of the predecessor company since 1971. Mr. Richard Agree has managed and overseen the development of over 5,000,000 square feet of anchored shopping center space during the past 40 years. He is a graduate of the Detroit College of Law, a member of the State Bar of Michigan and the International Council of Shopping Centers. Richard Agree is the father of Joey Agree.

The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Richard Agree, in light of his extensive day-to-day company-specific operational, market and finance experience as the founder and former Chief Executive Officer of our Company, his leadership abilities and his expertise in the ownership, development, acquisition and management of retail real estate net leased to national tenants, to continue to serve as a director of the Board, subject to stockholder approval at this annual meeting.

John Rakolta, Jr. has been a Director of our Company since August 2011. Mr. Rakolta is the chairman and chief executive officer of Walbridge, a “Top 50” privately-held construction company founded in Detroit in 1916. Mr. Rakolta serves as a director on the boards of The Community Foundation for Southeast Michigan, Detroit Downtown Partnership and Business Leaders for Michigan. He is an Executive Committee member of the Michigan Economic Development Corporation. Mr. Rakolta was appointed Romania’s Honorary Consul General to the United States in 1998. He received a Bachelor of Science degree in Civil Engineering from Marquette University in 1970.

The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Rakolta, in light of his strong executive background in business and construction and his leadership skills, to continue to serve as a director of the Board, subject to stockholder approval at this annual meeting.

Jerome Rossi has been a Director of our Company since January 2015. Mr. Rossi was Senior Executive Vice President and Group President of The TJX Companies from 2005 until he retired on January 31, 2015. He served as Chief Operating Officer of HomeGoods from 2000 to 2005, Executive Vice President and Chief Operating Officer of The Marmaxx Group from 1995 to 2000 and President and Chief Executive Officer of Marshalls from 1990 to 1995. Mr. Rossi began his career in 1967 as a Certified Public Accountant with Arthur Young & Co. Mr. Rossi currently serves on the Board of Directors of Home Base, the Board of Advisors at Bentley College, the Board of Directors at Bethany Hill School, the Board of Overseers at Newton Wellesley Hospital and the Board of Overseers at Beth Israel Hospital.

The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Rossi, in light of his extensive career as a senior executive, deep knowledge of retail real estate and retail operations, strong leadership capabilities and public company experience, to continue to serve as a director of the Board, subject to stockholder approval at this annual meeting.

Joey Agree has been our President and a Director since June 2009. He was appointed as Chief Executive Officer in January 2013, and prior to that date he served as Chief Operating Officer since June 2009. Prior to being promoted to President and Chief Operating Officer, Mr. Joey Agree served as our Executive Vice President since January 2006. Prior to being appointed to this position, Mr. Joey Agree supervised our development and acquisition activities. He is a member of the State Bar of Michigan and the International Council of Shopping Centers. He holds a J.D. from Wayne State University Law School and a B.A. in Political Science from the University of Michigan. Joey Agree is the son of Richard Agree.

The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Joey Agree, in light of his day-to-day company-specific operational, management and market experience through his position as President and Chief Executive Officer of our Company, to continue to serve as a director of the Board.

William S. Rubenfaer has been a Director of our Company since December 2007. He is a partner in the certified public accounting firm of Rubenfaer & Associates, P.C., which he founded in 1979. He is also the managing member of Sage Capital Management, L.L.C., a registered investment advisory firm. He is active in community activities, including serving as a past president and board member of the Bloomfield Hills, Michigan School District. Mr. Rubenfaer is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Michigan Association of CPAs.

The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Rubenfaer, in light of his extensive corporate accounting, tax and finance experience and his many years of local community service activities, to continue to serve as a director of the Board.

Leon M. Schurgin has been a Director of our Company since March 2004. He has served as of counsel to the law firm of Dawda, Mann, Mulcahy & Sadler, PLC since September 2012. Prior to September 2012 he was a member in the law firm of Bodman, PLC, one of Michigan’s largest law firms, since 2007. Mr. Schurgin holds a Bachelors Degree in Business Administration from the University of Michigan, a Juris Doctorate Degree, Magna Cum Laude, from Wayne State University and a Masters of Law Degree in Taxation from Wayne State University. He is also a certified public accountant.

The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Schurgin, in light of his significant legal experience in the acquisition, development, financing and sale of shopping centers and free standing commercial properties and his accounting experience as a certified public accountant, to continue to serve as a director of the Board.

Farris G. Kalil has been a Director of our Company since December 1993. Mr. Kalil has been a financial consultant since June 1999. From November 1996 until his retirement in May 1999, Mr. Kalil served as Director of Business Development for the Commercial Lending Division of Michigan National Bank, a national banking institution. From May 1994 to November 1996, Mr. Kalil served as a Senior Vice President for Commercial Lending at First of America Bank — Southeast Michigan, N.A. Prior thereto, Mr. Kalil served as a Senior Vice President of Michigan National Bank where he headed the Commercial Real Estate Division, Corporate Special Loans, Real Estate Asset Management/Real Estate Owned Group, and the Government Insured Multi-Family Department. Mr. Kalil received his B.S. from Wayne State University and continued his education at the Northwestern University School of Mortgage Banking.

The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Kalil, in light of his corporate accounting expertise and his extensive banking and finance experience, including his experience as head of the Commercial Real Estate Division, Corporate Special Loans, Real Estate Asset Management/Real Estate Owned Group at Michigan National Bank to continue to serve as a director of the Board.

Gene Silverman has been a Director of our Company since April 1994. Mr. Silverman has been a consultant to the entertainment industry since 1996. From July 1993 until his retirement in December 1995, Mr. Silverman served as the President and Chief Executive Officer of Polygram Video, USA, a division of Polygram N.V., a NYSE-listed company. Prior thereto, he was Senior Vice President of sales at Orion Home Video from 1987 through 1992.

The Board has determined that it is in the best interests of our Company and our stockholders for Mr. Silverman, in light of his extensive experience, his leadership skills and his experience in executive compensation and corporate governance matters, to continue to serve as a director of the Board.

BOARD MATTERS

The Board of Directors

The Board has general oversight responsibility for our affairs and the directors, in exercising their fiduciary duties, represent and act on behalf of the stockholders. Although the Board does not have responsibility for our day-to-day management, it stays regularly informed about our business and provides guidance to management through periodic meetings and other informal communications. The Board is significantly involved in, among other things, the strategic and financial planning process, leadership development and succession planning, as well as other functions carried out through the Board committees as described below.

Board Leadership Structure.  The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and the right Board leadership structure may vary as circumstances warrant.

Richard Agree served as our Chairman of the Board and Chief Executive Officer from December 1993 to January 2013 and has served as our Executive Chairman of the Board since January 2013. Joey Agree served as our President and Chief Operating Officer and as a director since June 2009 and was promoted to Chief Executive Officer in January 2013. Subject to the direction of the Board, including the Executive Chairman, Joey Agree has general responsibility and ultimate authority for implementation of our policies. Based on its most recent review, the Board believes our Company’s leadership structure is appropriate because it provides us with informed, consistent and efficient decision making.

In considering its leadership structure, the Board has taken a number of factors into account. The Board — which consists of a majority of independent directors — exercises a strong, independent oversight function. This oversight function is enhanced by the fact that the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are comprised entirely of independent directors. Finally, under our Bylaws and Corporate Governance Guidelines, the Board has the ability to change its structure, should that be deemed appropriate and in the best interest of our Company and our stockholders. The Board believes that these factors provide the appropriate balance between the authority of those who oversee our Company and those who manage it on a day-to-day basis.

Risk Management.  The Board takes an active and informed role in our risk management policies and strategies. Our executive officers, who are responsible for our day-to-day risk management practices, present to the Board on the material risks to our Company, including credit risk, liquidity risk and operational risk. At that time, the management team also reviews with the Board our risk mitigation policies and strategies specific to each risk that is identified. Throughout the year, management monitors our risk profile and updates the Board as new material risks are identified or the aspects of a risk previously presented to the Board materially change.

Meetings.  The Board met four times during 2014. The Board also took action by written consent three times during 2014. During 2014, each director attended 75% or more of the aggregate of (i) the number of meetings of the Board and (ii) the number of meetings held by all committees of the Board on which such director served. It has been and is the policy of the Board that directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All members of the Board attended our 2014 annual meeting of stockholders.

Our independent directors meet in executive sessions at least twice a year without management. The Board has not designated a lead director or a single director to preside at executive sessions. Instead, the presiding director of executive sessions of independent directors is selected at each meeting by such directors.

Director Independence.  The NYSE listing standards set forth objective requirements for a director to satisfy, at a minimum, in order to be determined to be independent by the Board. In addition, in order to conclude a director is independent in accordance with the NYSE listing standards, the Board must also consider all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, which require that a majority of our directors be independent within the meaning of the NYSE listing standards, the Board undertook a review of the independence of all non-management directors. The Board has affirmatively determined, assisted by the standards set forth above, that each of Messrs. Kalil, Rakolta, Jr., Rossi, Rubenfaer, Schurgin and Silverman are independent directors in accordance with the NYSE listing standards and our Corporate Governance Guidelines and none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the Board. In making this determination, the Board has considered the relationships described below under “Related Person Transactions,” and determined they do not affect independence. The Board’s director independence standards outlined in our Corporate Governance Guidelines can be found on our website at www.agreerealty.com in the Corporate Governance section.

Stock Ownership Requirements.  In May 2009, in order to further align the interests of our executive officers and directors with the interest of our stockholders, and to promote our commitment to sound corporate governance, the Board adopted stock ownership guidelines for executive officers and outside directors. A summary of those guidelines is set forth in “Compensation Discussion and Analysis” under the heading “Stock Ownership Guidelines.”

Committees of the Board

The Board has delegated various responsibilities and authority to four standing committees of the Board. Each committee regularly reports on its activities to the full Board. Each committee, other than the Executive Committee, operates under a written charter approved by the Board, which is reviewed annually by the respective committees and the Board and is available in the Corporate Governance section of our website at www.agreerealty.com. The Audit Committee, the Compensation Committee and the Nominating and Governance Committee are composed entirely of independent directors. The table below sets forth the current membership of the four standing committees of the Board and the number of meetings and written consents in 2014 of such committees:

Name	Audit	Compensation	Nominating and Governance	Executive
Richard Agree				Chair
Joey Agree				X
Farris G. Kalil	Chair	X	X
John Rakolta, Jr.
Jerome Rossi				X
William S. Rubenfaer	X	X	Chair	X
Leon M. Schurgin
Gene Silverman	X	Chair	X
Meetings	7	3	2	1
Actions by Unanimous
Written Consent	—	—	—	—

Audit Committee.  The Audit Committee is responsible for providing independent, objective oversight of our auditing, accounting and financial reporting processes, including reviewing the audit results and monitoring the effectiveness of our internal audit function. In addition, the Audit Committee engages the independent registered public accounting firm. See “Report of the Audit Committee,” “Audit Committee Matters” and the Audit Committee’s charter for additional information on the responsibilities and activities of the Audit Committee.

The Board has determined that each Audit Committee member has sufficient knowledge in reading and understanding financial statements to serve thereon and is otherwise financially literate and that Mr. Rubenfaer qualifies as an “audit committee financial expert” as that term is defined in the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). The Board has further determined that Farris Kalil possesses financial management expertise within the meaning of the listing standards of the NYSE.

Executive Committee.  The Executive Committee has the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board, the execution of certain contracts and agreements, including those related to our borrowing of money, and generally to exercise all other powers of the Board except for those which require action by a majority of the independent directors or the entire Board.

Compensation Committee.  The Compensation Committee is responsible for overseeing compensation and benefit plans and policies, reviewing and approving equity grants and otherwise administering share-based plans, and reviewing and approving annually all compensation decisions relating to our executive officers. See “Compensation Discussion and Analysis,” “Compensation Committee Report” and the Compensation Committee’s charter for additional information on the responsibilities and activities of the Compensation Committee.

Role of Management.  After consultation with our executive officers, Joey Agree, our President and Chief Executive Officer, makes recommendations to the Compensation Committee with respect to the design and implementation of the compensation program for the named executive officers. See “Compensation Discussion and Analysis — Determining Compensation for Named Executive Officers.”

Role of Compensation Consultant.  The Compensation Committee does not utilize a compensation consultant to establish or administer its executive compensation program due to the limited number of employees employed by our Company (14 employees) and the cost of such consultants. The Compensation Committee will consider the use of compensation consultants in the future.

Nominating and Governance Committee.  The Nominating and Governance Committee is responsible for establishing the requisite qualifications for directors, identifying and recommending the nomination of individuals qualified to serve as directors and recommending directors for each Board committee. The Nominating and Governance Committee also establishes corporate governance practices in compliance with applicable regulatory requirements and consistent with the highest standards and recommends to the Board the corporate governance guidelines applicable to us. See the Nominating and Governance Committee’s charter for additional information on the responsibilities and activities of the Nominating and Governance Committee.

Director Qualifications.  Our Nominating and Governance Committee has established policies for the desired attributes of the Board as a whole, including as set forth in our Corporate Governance Guidelines. The Board seeks to ensure that a majority of its members are independent within the NYSE listing standards. Further, each director generally may not serve as a member of more than six other public company boards. Each director must possess the individual qualities of integrity and accountability, informed judgment, high performance standards and must be committed to representing the long-term interests of our Company and our stockholders. In addition, directors must be committed to devoting the time and effort necessary to be responsible and productive members of the Board. The Board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience. The Nominating and Governance Committee conducts reviews of current directors in light of the considerations described above and their past contributions to the Board. The Board reviews the effectiveness of its director candidate nominating policies annually.

Identifying and Evaluating Nominees.  Generally, the Nominating and Governance Committee will re-nominate incumbent directors who continue to satisfy its criteria for membership on the Board, who it believes will continue to make important contributions to the Board and who consent to continue their service on the Board.

Our Nominating and Governance Committee periodically assesses the appropriate number of directors comprising the Board and whether any vacancies on the Board are expected due to retirement or otherwise. The Nominating and Governance Committee may consider those factors it deems appropriate in evaluating director candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable to our size or scope, experience and skill relative to other Board members and specialized knowledge or experience. Depending on the current needs of the Board, certain factors may be weighted more or less heavily by the Nominating and Governance Committee.

The Nominating and Governance Committee considers candidates for the Board from any responsible source, including current Board members, stockholders, professional search firms or other persons. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating and Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.

Stockholder Nominees.  Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. We did not receive any nominations of directors by stockholders for the 2015 annual meeting. The Nominating and Governance Committee will consider properly submitted stockholder submissions for nominations to the Board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Such nominations may be made by a stockholder entitled to vote, who delivers written notice along with the additional information and materials to our Secretary in compliance with the requirements set forth in our Bylaws and below under “Additional Information — Proposals for 2016 Annual Meeting.”

Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name, sufficient biographical information to demonstrate that the nominee meets the qualification requirements for Board service as set forth under “Director Qualifications,” and such other information regarding each nominated person as set forth in our Bylaws and that would be required in a proxy statement filed pursuant to the SEC’s proxy rules in the event of an election contest. The nominee’s written consent to the nomination should also be included with the nominating submission, which should be addressed to: Agree Realty Corporation, 70 E. Long Lake Road, Bloomfield Hills, MI 48304, Attention: Secretary.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Farris G. Kalil, William S. Rubenfaer, and Gene Silverman (Chairman). None of them has served as an officer of our Company or any of our subsidiaries. No member of the Compensation Committee has any other business relationship or affiliation with our Company or any of our subsidiaries (other than his service as a director).

Director Compensation

The Compensation Committee establishes and oversees our director compensation program. Director compensation is established with a view to attract highly qualified non-management directors and fairly compensate non-management directors for their time and effort on behalf of stockholders. During 2014, each non-employee director received an annual retainer fee of $22,500, with the Audit Committee chairman receiving an additional $4,000. Historically and in 2014, non-management directors have not received equity compensation or any perquisites. Directors who are employees or officers of our Company or any of our subsidiaries do not receive any additional compensation for serving on the Board or any committees thereof.

The following table provides compensation information for the year ended December 31, 2014 for each non-management director.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Farris G. Kalil	$26,500	$26,500
John Rakolta, Jr.	22,500	22,500
Michael Rotchford	22,500	22,500
William S. Rubenfaer	22,500	22,500
Leon M. Schurgin	22,500	22,500
Gene Silverman	22,500	22,500

Corporate Governance

The Board has adopted Corporate Governance Guidelines, a copy of which can be found in the Corporate Governance section of our website at www.agreerealty.com. These guidelines address, among other things, director responsibilities, qualifications (including independence), compensation and access to management and advisors. The Nominating and Governance Committee is responsible for overseeing and reviewing these guidelines and recommending any changes to the Board.

The Board also has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which sets out basic principles to guide the actions and decisions of all of our employees, officers and directors. The Code of Conduct, also available in the Corporate Governance section of our website at www.agreerealty.com, covers numerous topics including honesty, integrity, conflicts of interest, compliance with laws, corporate opportunities and confidentiality. Waivers of the Code of Conduct are discouraged, but any waiver that relates to our executive officers or directors may only be made by the Board or a Board committee and will be publicly disclosed on our website in the Corporate Governance section. The Board also has adopted a Chief Executive Officer and Chief Financial Officer Code of Professional Ethics. See “Related Person Transactions” for additional information on the Board’s policies and procedures regarding related person transactions.

A copy of our committee charters, Corporate Governance Guidelines and Code of Conduct will be sent to any stockholder, without charge, upon written request sent to our executive offices: Agree Realty Corporation, 70 E. Long Lake Road, Bloomfield Hills, MI 48304, Attention: Secretary.

Communications with the Board

Interested parties who want to communicate with our non-management directors confidentially may do so by sending correspondence to:

Non-Management Directors
Agree Realty Corporation
70 E. Long Lake Road
Bloomfield Hills, MI 48304
Attention: Secretary

Please note that the mailing envelope must contain a clear notification that it is confidential and your letter should indicate whether you are a stockholder of Agree Realty Corporation.

Interested parties and stockholders of Agree Realty Corporation who want to communicate with the Board or any individual director can write to:

Agree Realty Corporation
70 E. Long Lake Road
Bloomfield Hills, MI 48304
Attention: Secretary

Your letter should indicate that you are an interested party or a stockholder of Agree Realty Corporation. Depending on the subject matter, the Secretary will:

•	forward the communication to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly; for example where it is a request for information about our Company or if it is a stock-related matter; or
•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

EXECUTIVE OFFICERS

The following table sets forth our executive officers, followed by biographical information regarding each executive officer who is not also a director.

Name	Age	Title
Richard Agree	71	Executive Chairman of the Board
Joey Agree	36	President, Chief Executive Officer and Director
Brian R. Dickman	39	Chief Financial Officer and Secretary
Laith M. Hermiz	44	Executive Vice President

Brian R. Dickman has been our Chief Financial Officer and Secretary since February 2014. Mr. Dickman is primarily responsible for the Company’s corporate finance, accounting, financial reporting, treasury, capital markets and investor relations activities. He is also a member of the Company’s Investment Committee and a key contributor to our portfolio management and business development efforts. Prior to joining the Company, Mr. Dickman was a New York-based real estate investment banker at RBC Capital Markets from April 2012 to February 2014, Barclays from September 2008 to March 2012 and Lehman Brothers from August 2005 to September 2008. Mr. Dickman holds a Bachelor’s degree in Economics from the University of Michigan and an MBA with an emphasis in Finance and Accounting from the Ross School of Business at the University of Michigan.

Laith M. Hermiz has been our Executive Vice President since April 2010. Mr. Hermiz is responsible for implementing and directing new development and redevelopment projects, supervision and oversight of our leasing and asset management activities, as well as formulating and determining our long-term asset strategy. Prior to joining our Company, Mr. Hermiz served as Vice President Development/Redevelopment of Ramco-Gershenson Properties Trust from July 2007 to April 2010. Previously, Mr. Hermiz was Managing Director of Joseph Freed and Associates LLC from April 2004 to July 2007. Mr. Hermiz holds a Bachelor of Science degree from Loyola University — Chicago and a Juris Doctorate degree from University of Detroit-Mercy School of Law. He is a licensed attorney and real estate broker in the State of Michigan and is an active member of the State Bar of Michigan and the International Council of Shopping Centers.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (referred to as the “Committee” in this section), composed entirely of independent directors, administers our executive compensation program. The Committee’s responsibilities include recommending and overseeing compensation, benefit plans and policies, reviewing and approving equity grants, administering share-based plans, reviewing and approving annually all compensation decisions relating to our executive officers, including Richard Agree, our Executive Chairman, Joey Agree, our President and Chief Executive Officer, Brian Dickman, our Chief Financial Officer and Secretary, and Laith Hermiz, our Executive Vice President (the “named executive officers”). This section of the proxy statement explains how our compensation programs are designed and operate in practice with respect to the named executive officers. The following discussion and analysis should be read together with the tables and related footnote disclosures detailed below.

Compensation Objectives and Philosophy

Our compensation program for the named executive officers generally consists of base salary, annual incentive awards, long-term share-based incentive awards and certain other benefits. We also provide certain severance arrangements for our named executive officers. The executive compensation program is designed to:

•	provide total compensation that is both fair and competitive;
•	attract, retain and motivate key executives who are critical to our operations;
•	reward superior individual and Company performance on both a short-term and long-term basis; and
•	align executives’ long-term interests with those of our stockholders.

The Committee seeks to ensure the foregoing objectives by considering individual performance reviews, Company performance, hiring and retention needs, internal pay equity, market data and other external market pressures in finalizing its compensation determinations.

Determining Compensation for Named Executive Officers

The Committee meets without management present to determine the compensation of the named executive officers. Prior to such meeting, the Committee receives recommendations from Joey Agree, our President and Chief Executive Officer, with respect to the design and implementation of the compensation program for the named executive officers. We believe that because of his experience with our Company and involvement in and knowledge of our business goals, strategies, and performance, as well as the overall effectiveness of the management team and each individual’s contribution to our performance, he is able to provide valuable input to the Committee. Mr. Joey Agree’s recommendations are supported by formal performance reviews for each named executive officer which include an evaluation of the individual’s performance against pre-determined performance metrics. The Committee retains the discretion to modify the recommendations of Mr. Joey Agree and reviews such recommendations for their reasonableness based on Company performance, market information, and the Committee’s compensation philosophy and related considerations.

The Committee does not utilize a compensation consultant to establish or administer its executive compensation program due to the limited number of employees employed by our Company (14 employees) and the cost of such consultants. The Committee will consider the use of compensation consultants in the future. In 2014, the Committee used the 2014 NAREIT Compensation and Benefits Survey (the “NAREIT Survey”) to provide it with relevant market data.

Compensation Committee Consideration of the 2014 Vote on Executive Compensation

In determining our executive compensation program for the remainder of 2014 and for 2015, the Committee generally considered the results of the 2014 advisory vote of our stockholders on executive compensation presented in our 2014 proxy statement. The Committee noted that more than 95% of the votes cast approved the compensation of our named executive officers as described in our 2014 proxy statement. The Committee considered these voting results as supportive of the Committee’s general executive compensation practices.

Elements of Compensation in 2014 for Named Executive Officers

Our compensation program for named executive officers generally consists of base salary, annual incentive awards, long-term share-based incentive awards and certain other benefits. We also provide certain severance arrangements for our named executive officers.

Base Salary.  The Committee believes that base salary is a primary factor in retaining and attracting key employees in a competitive marketplace, as well as preserving an employee’s commitment during downturns in the REIT industry and/or equity markets. When determining the base salary for each of the named executive officers, the Committee considers the individual’s experience, current performance, potential for advancement, internal pay equity and market data.

The base salaries paid to the named executive officers in 2014 are set forth below in the “Executive Compensation Tables — Summary Compensation Table.” Mr. Richard Agree’s base salary was not increased in 2014; Mr. Joey Agree’s base salary was increased by 3.0% in 2014; Mr. Dickman commenced employment in 2014; and Mr. Hermiz’s base salary was increased by 3.0% in 2014.

Annual Incentive Awards.  The Committee believes the annual cash bonus provides a meaningful incentive for the achievement of short-term Company and individual goals, while assisting us in retaining, attracting and motivating employees in the near term. These discretionary annual bonuses are primarily based upon Company performance objectives generally set forth in our annual budget approved by the Board. However, the Committee has significant flexibility in assessing the achievement of performance objectives as well as the corresponding cash bonuses earned. The Committee determined that specific cash bonuses should be paid to certain named executive officers in 2014 due to the Company’s successful acquisition, disposition and development accomplishments, as well as effective capital raising and portfolio management activities. The cash bonuses earned by the named executive officers in 2014 are set forth below in the “Executive Compensation Tables — Summary Compensation Table.”

Long-Term Incentive Compensation.  The Committee believes the share-based incentive awards, with multiple-year vesting, provide the strongest incentive for employees to focus on our long-term fundamentals and thereby create long-term stockholder value. These awards also assist us in maintaining a stable, continuous management team in a competitive market. The Committee historically has issued restricted stock for purposes of long-term incentive compensation, which provides significant upside incentive and aligns our officers’ interests with our stockholders, while also maintaining some down market protection. When determining the amount of long-term equity incentive awards to be granted to the named executive officers for prior year performance, the Committee considers, among other things, the following factors: the overall performance of the Company, the responsibilities and performance of the executive (based on formal performance evaluations, as well as a 25% discretionary component recommended by Mr. Joey Agree), our stock price performance and total return to shareholders, earnings per share growth (as measured by Funds from Operations, or FFO, and Adjusted Funds from Operations, or AFFO) and other market factors, including the data provided by the NAREIT Survey. See the “Grants of Plan-Based Awards in 2014” table for information regarding the award terms for the grants made in 2014.

2014 Grants.  The Committee awarded an aggregate of 63,371 shares of restricted stock to our named executive officers under the 2014 Omnibus Incentive Plan in January 2015 based upon 2014 performance. The grant date fair value of such awards was an aggregate of $2,124,829. The grants were as follows: Richard Agree, 8,545 shares; Joey Agree, 43,215 shares; Brian Dickman, 9,099 shares; and Laith Hermiz, 2,512 shares.

For the 2014 grants, the Committee considered the following results from 2014 in determining long-term equity incentive awards: (1) 24% growth in annualized rental revenue from $45.5 million in 2013 to $56.5 million in 2014; (2) the acquisition of 77 properties net leased to industry-leading retailers for an aggregate cost of $147.5 million; (3) the completion of three development and two joint venture capital solutions projects with an aggregate cost of $17.7 million; (4) the disposition of four properties, including three non-core, Kmart-anchored shopping centers, for aggregate gross proceeds of $12.9 million; (5) enhanced portfolio quality and diversification driven by the afore-mentioned investment activities, including the reduction of rental income contributed by shopping center properties from 14% to 8%, the reduction in top ten tenant concentration from 65% to 52%, the addition of four new states to the Company’s geographic footprint, and the increase in exposure to e-commerce and recession resistant retail sectors; (6) sustained high-quality portfolio metrics, including occupancy of nearly 99%, rental income generated by investment grade tenants of 56% and a weighted-average remaining lease term of 11.9 years; (7) the 3.8% increase in FFO per share and 3.7% increase in AFFO per share; (8) effective balance sheet management and maintenance of leverage metrics consistent with the Company’s long-term financing strategy, including total debt-to-total market capitalization of less than 40% and total debt-to-recurring EBITDA of less than 5.5x; and (9) the completion of a common stock offering raising approximately $73 million in net proceeds and the closing of a $250 million unsecured revolving credit and term loan facility.

Perquisites and Other Personal Benefits.  We have historically maintained a conservative approach to providing perquisites to executive officers. We provide the named executive officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with the overall executive compensation program and will better enable us to attract and retain superior employees for key positions. These perquisites have been carefully selected to ensure that the value provided to employees is not at the expense of stockholder concern. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.

Severance Payments.  We currently have employment agreements with Richard Agree, Joey Agree and Brian Dickman that provide severance payments under specified conditions. The Committee believes these agreements help to retain executives who are essential to our long-term success. See “Potential Payments Upon Termination or Change-in-Control” for a description of potential payments and benefits to the named executive officers under our compensation plans and arrangements upon termination of employment or a change in control of our Company.

Timing and Pricing of Share-Based Grants

We do not coordinate the timing of share-based grants with the release of material non-public information. The Committee approves its annual grants of restricted stock to the named executive officers at its regularly scheduled Executive Compensation meeting which occurs at the end of each fiscal year. The effective date for annual grants of restricted stock is determined at each meeting and is generally the date of such meeting or shortly thereafter. The Committee generally establishes the date for its regularly scheduled meeting at least a year in advance. The Committee has not granted stock options in recent years.

Stock Ownership Guidelines

In May 2009, to further align the interests of our executive officers and directors with the interest of our stockholders, and to promote our commitment to sound corporate governance, the Committee implemented stock ownership guidelines for executive officers, including the named executive officers, and non-employee directors.

The stock ownership guidelines provide that, within three years of the later date of adoption of the guidelines or the date an individual first becomes subject to the guidelines:

•	our Chief Executive Officer is encouraged to own shares of our common stock, including restricted stock, valued at a minimum of five times annual base compensation;
•	all other executive officers are encouraged to own shares of our common stock, including restricted stock, valued at a minimum of three times annual base compensation; and
•	non-employee directors are encouraged to own shares of our common stock valued at a minimum of two times their annual director compensation.

As of December 31, 2014, all of our directors and executive officers were in compliance with our stock ownership guidelines or within the three-year period to become compliant.

Tax and Accounting Implications

Deductibility of Executive Compensation.  Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), provides that subject to certain exceptions (the most significant of which is performance-based compensation), a publicly-held corporation may not deduct compensation for federal income tax purposes exceeding $1 million in any one year paid to its chief executive officer or its three other most highly compensated executive officers. We must distribute a specified minimum percentage of our taxable income to maintain our qualification as a REIT under the Internal Revenue Code, and we are not subject to federal income tax on our REIT taxable income if and to the extent we distribute the income to our stockholders. Accordingly, to the extent we pay compensation to our chief executive officer or any of our three other most highly compensated executive officers in excess of $1 million in any year that does not qualify for the performance-based exception, we may have to increase the amount of our distributions to stockholders to avoid tax liability and the loss of our REIT status. This in turn may result in a larger portion of distributions being taxable to stockholders as dividend income, instead of being treated as a nontaxable return of capital to stockholders. For 2014, a portion of the compensation paid to Joey Agree was not deductible by us as a result of Section 162(m).

Nonqualified Deferred Compensation.  Section 409A of the Internal Revenue Code provides that amounts deferred under nonqualified deferred compensation arrangements will be included in an employee’s income when vested unless certain conditions are met. If the certain conditions are not satisfied, amounts subject to such arrangements will be immediately taxable and employees will be subject to additional income tax, penalties and a further additional income tax calculated as interest on income taxes deferred under the arrangement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this 2015 proxy statement and the Company’s annual report on Form 10-K for the year ended December 31, 2014.

COMPENSATION COMMITTEE

Gene Silverman, Chairman
Farris Kalil
William S. Rubenfaer

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or earned by each of the named executive officers in 2014, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation	All Other Compensation	Total ($)
Richard Agree Executive Chairman(2)	2014	$150,000	$—		$286,514		$—	$—	$436,514
	2013	150,000	—		286,500		—	—	436,500
	2012	294,000	—		550,200		—	—	844,200
Joey Agree President and Chief Executive Officer(2)	2014	386,250	225,000		1,448,999		—	—	2,060,249
	2013	375,000	175,000		1,250,000		—	—	1,800,000
	2012	308,700	150,000		1,100,400		—	—	1,559,100
Brian Dickman Chief Financial Officer and Secretary(3)	2014	227,081	78,484		470,091	(4)	—	—	775,656

Laith Hermiz Executive Vice President	2014	244,150	29,908		184,239	(5)	—	—	458,297
	2013	237,038	30,800		140,013		—	—	407,850
	2012	237,038	20,000	(6)	93,300	(6)	—	—	350,338
Alan Maximiuk Former Vice President, Chief Financial Officer and Secretary(7)	2014	163,477	—		—		—	35,400	198,877
	2013	184,800	25,000		57,300		—	—	267,100
	2012	176,500	25,000		123,795		—	—	324,795

(1)	The amounts reported represent the full value of the stock awards issued for the applicable year. The amounts have been calculated in accordance with FASB ASC Topic 718. The awards have been issued in accordance with the 2014 Omnibus Incentive Plan or 2005 Equity Incentive Plan and vest in equal installments over a five-year period from the date of grant. Valuation assumptions used in determining these amounts for 2014, 2013 and 2012 are included in note 11 of our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2014.
(2)	Mr. Richard Agree was Chairman and Chief Executive Officer during 2012. Mr. Joey Agree was President and Chief Operating Officer during 2012. Effective January 7, 2013, Mr. Richard Agree retired from the position of Chief Executive Officer and was appointed Executive Chairman of the Board. Effective January 7, 2013, Mr. Joey Agree was appointed as Chief Executive Officer in addition to his role as President.
(3)	Mr. Dickman has served as our Chief Financial Officer and Secretary since February 2014.
(4)	Includes a one-time grant of $165,001 in connection with the commencement of Mr. Dickman’s employment in February 2014.
(5)	Includes a one-time grant of $100,012, awarded in February 2014, for the completion of a specific development project and the Committee’s review of the same.
(6)	The Committee deferred awarding an annual bonus for 2012 to Mr. Hermiz pending the completion of certain projects and the Committee’s review of the same. A cash bonus for 2012 activities of $20,000 and a stock award of $93,300 for 2012 activities were paid in 2013, but are included in the 2012 amount.
(7)	Mr. Maximiuk served as our Chief Financial officer until February 11, 2014 and as our Vice President Finance and Accounting from February 11, 2014 until November 14, 2014. The amounts shown for 2014 include all amounts paid to Mr. Maximiuk in 2014 in all positions, including the portion of severance compensation paid in 2014.

Narrative Discussion of Summary Compensation Table

Employment Agreement — Mr. Richard Agree.  See “Potential Payments upon Termination or Change-in-Control” for a description of the material terms of Mr. Richard Agree’s employment agreement.

Employment Agreement — Mr. Joey Agree.  See “Potential Payments upon Termination or Change-in-Control” for a description of the material terms of Mr. Joey Agree’s employment agreement.

Employment Agreement — Mr. Brian Dickman.  See “Potential Payments upon Termination or Change-in-Control” for a description of the material terms of Mr. Brian Dickman’s employment agreement.

Grants of Plan-Based Awards for 2014

The following table sets forth information concerning equity and non-equity awards granted to the named executive officers for 2014.

Name	Grant Date	Board Approval Date	All Other Stock Awards; Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards(1)
Richard Agree	1/21/15	1/19/15	8,545	$286,514
Joey Agree	1/21/15	1/19/15	43,215	1,448,999
Brian Dickman	1/21/15	1/19/15	9,099	305,089
	2/11/14	12/19/13	5,643	165,001
Laith Hermiz	1/21/15	1/19/15	2,512	84,227
	2/6/14	2/6/14	3,529	100,012
Alan Maximiuk	—	—	—	—

(1)	The grant date fair value is calculated in accordance with FASB ASC Topic 718. The grant date fair value of each share of restricted stock, which includes the right to receive cash dividends, is equal to the stock price on the grant date. The grant date fair value per share of restricted stock was $33.53 for shares granted on January 21 2015, $29.24 for shares granted on February 11, 2014 and $28.34 for shares granted on February 6, 2014
(2)	See “Narrative Discussion of Grants of Plan-Based Awards in 2014 Table” discussion below.

Narrative Discussion of Grants of Plan-Based Awards in 2014 Table

All Other Stock Awards.  The equity awards set forth in this column reflect the long-term incentive equity awards granted to the named executive officers in 2015 for 2014 performance, as well certain one-time equity award grants related to the commencement of employment and the completion of a specific development project. The restricted stock, granted under the 2014 Omnibus Incentive Plan or 2005 Equity Incentive Plan, vests in equal installments over a five-year period from the grant date. Cash dividends are paid on the restricted stock during the vesting period.

Outstanding Equity Awards at December 31, 2014

The following table sets forth information on the holdings of stock awards by the named executive officers as of December 31, 2014. No stock options are outstanding.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard Agree	54,800	$1,703,732	—	—
Joey Agree	121,630	3,781,477	—	—
Brian Dickman	5,643	175,441	—	—
Laith Hermiz	14,500	574,108	—	—
Alan Maximiuk	—	—	—	—

(1)	The following shares of restricted stock vest in the following years:

	2015	2016	2017	2018	2019
Richard Agree	20,400	15,600	10,800	6,000	2,000
Joey Agree	38,726	32,726	24,726	16,726	8,726
Brian Dickman	1,129	1,129	1,129	1,129	1,129
Laith Hermiz	6,133	4,683	3,683	2,283	1,683
Alan Maximiuk	—	—	—	—	—
(2)	Based upon the closing price of our common stock on the NYSE on December 31, 2014 of $31.09.

Stock Vested and Options Exercised in 2014

The following table sets forth information on the shares of restricted stock held by the named executive officers that vested during 2014. No stock options are outstanding.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Richard Agree	23,200	$665,432
Joey Agree	34,000	976,840
Brian Dickman	—	—
Laith Hermiz	4,450	131,439
Alan Maximiuk	2,900	84,481

(1)	The value realized is based on the number of shares of restricted stock that vested on the vesting date multiplied by the closing price of our common stock on the NYSE on the vesting date.

Potential Payments Upon Termination or Change-in-Control

The following section describes and quantifies potential payments and benefits to the named executive officers as of December 31, 2014, under our compensation and benefit plans and arrangements upon termination of employment or a change of control of our Company.

Richard Agree, Joey Agree and Brian Dickman are subject to employment agreements with us. In addition, certain of our compensatory plans contain provisions regarding the acceleration of vesting and payment upon specified termination events.

Company Share-Based Plans

Restricted Stock Award Agreement (applicable to restricted stock grants under the 1994 Stock Incentive Plan, the 2005 Equity Incentive Plan and the 2014 Omnibus Incentive Plan through December 31, 2014)

During the 120 days following the termination of the participant’s employment for any reason, we have the right to require the return of any unvested shares of restricted stock, as well as any dividends paid on such shares. Under the 2005 Equity Incentive Plan and 2014 Omnibus Incentive Plan, the unvested shares of restricted stock immediately vest in the event our stockholders approve an agreement to merge, consolidate, liquidate or sell all or substantially all of our assets. The Board has the discretion to determine whether any leave of absence should constitute a termination of employment.

1994 Stock Incentive Plan.  The Compensation Committee is authorized to accelerate the vesting of restricted stock at any time.

2005 Equity Incentive Plan.  The Compensation Committee is authorized to accelerate the vesting of restricted stock at any time. In addition, in the event of a change of control (as defined therein) or a dissolution or liquidation of our Company, all unvested shares of restricted stock will become immediately vested.

2014 Omnibus Incentive Plan.  The Compensation Committee is authorized to accelerate the vesting of restricted stock at any time. In addition, in the event of a change of control (as defined therein) or a dissolution or liquidation of our Company, all unvested shares of restricted stock will become immediately vested.

Employment Agreement — Mr. Richard Agree

Mr. Richard Agree’s employment agreement, pursuant to which he serves as Executive Chairman of the Board is effective through June 30, 2019, and will automatically renew for additional one-year terms unless either Mr. Richard Agree or the Company gives the other notice of non-renewal at least 120 days prior to the expiration of any term. Mr. Richard Agree is entitled to an annual base salary of $150,000, subject to annual review by the Compensation Committee and is also entitled to participate in all benefit programs generally available to our executive officers, including any equity incentive plan or bonus plan.

Upon any termination he shall receive any accrued and unpaid salary and bonus for a completed year.

The employment agreement may be terminated if he dies or becomes disabled (as defined therein). In the event of termination of the agreement because of death or disability, he (or the estate) shall receive (i) any accrued and unpaid salary through the date of termination, (ii) any accrued and unpaid cash bonus with respect to the fiscal year preceding the termination, but not less than the average bonus paid to Mr. Richard Agree during the prior three years (the “average three-year bonus”) (iii) a pro rata portion of the cash bonus with respect to the fiscal year in which the termination occurs, but not less than a pro-rata portion of the average three-year bonus, and (iv) any reimbursable expenses that have not been reimbursed as of the date of termination. In addition, all unvested shares of our common stock will become fully vested.

If Mr. Richard Agree’s employment is terminated by us for any reason other than death, disability, or cause, or his employment is terminated by Mr. Richard Agree for good reason as defined in the agreement, we shall pay to Mr. Richard Agree in cash (i) any accrued and unpaid salary through the date of termination, (ii) any accrued and unpaid cash bonus with respect to the fiscal year preceding the termination, but not less than the average three-year bonus, (iii) a pro-rata portion of the cash bonus with respect to the fiscal year in which the termination occurs, but not less than a pro-rata portion of the average three-year bonus, (iv) an amount equal to two (2) times his compensation as defined in the agreement, and (v) any reimbursable expenses that have not been reimbursed as of the date of termination. Mr. Richard Agree shall also continue to participate in all benefit plans made generally available to our executives for the remaining portion of the employment period. In addition, all unvested securities of our Company issued to Mr. Richard Agree under our 2005 Equity Incentive Plan, 2014 Omnibus Incentive Plan or any similar plan shall become fully vested as of the date of such termination.

If a change in control (as defined therein) occurs prior to the expiration of Mr. Richard Agree’s employment agreement and Mr. Richard Agree is terminated by us for reasons other than death, disability or cause, or Mr. Richard Agree terminates employment for good reason, in each case within 18 months after such change in control, we will pay to Mr. Richard Agree in cash, (i) any accrued and unpaid salary through the date of termination, (ii) any accrued and unpaid cash bonus with respect to the fiscal year preceding the termination, but not less than the average three-year bonus, (iii) a pro-rata portion of the cash bonus with respect to the fiscal year in which the termination occurs, but not less than a pro-rata portion of the average three-year bonus, (iv) an amount equal to three (3) times his compensation as defined in the agreement, and (v) any reimbursable expenses that have not been reimbursed as of the date of termination. He will also continue to participate in all benefit plans made generally available to our executives for the remaining portion of the employment term. In addition, all unvested securities of our Company issued to Mr. Richard Agree under our 2005 Equity Incentive Plan, 2014 Omnibus Incentive Plan or any similar plan shall become fully vested as of the date of such termination.

If Mr. Richard Agree is terminated by us for cause, then he shall forfeit any and all benefits under the employment agreement other than vested benefits. If he is terminated for cause or voluntarily terminates such employment, he is subject to a non-compete with us for a specified period of time. In addition, the employment agreement contains confidentiality provisions.

Employment Agreement — Mr. Joey Agree

Mr. Joey Agree’s employment agreement, pursuant to which he serves as our President and Chief Executive Officer, is substantially identical to Mr. Richard Agree’s employment agreement. Mr. Joey Agree is entitled to an annual base salary of $375,000, subject to annual review by the Compensation Committee, and is also entitled to participate in all benefit programs generally available to our executive officers, including any equity incentive plan or bonus plan.

Employment Agreement — Mr. Brian Dickman

Under the terms of a letter dated January 2, 2014, Mr. Dickman is employed as our Chief Financial Officer and Secretary. He is entitled to receive a base salary of $257,500, subject to adjustment by the Compensation Committee, is eligible to receive an annual bonus of 20%-50% of his base salary and is eligible to receive a long-term incentive plan grant of restricted stock with a value of 100%-175% of his base salary annually.

Under his employment agreement, if Mr. Dickman’s employment is terminated without cause prior to February 11, 2017, he is entitled to receive a cash amount equal to the sum his then current annual base salary plus his annual bonus for the prior year. If his employment is terminated after that date, he is entitled to receive one-half of the sum of his then current annual base salary plus his annual bonus for the prior year. If his employment is terminated without cause following a change of control prior to February 11, 2016, he is entitled to receive two times the sum of his then current annual base salary plus his annual bonus for the prior year plus his long-term incentive award for the prior year. If his employment is terminated without cause following a change of control after that date, he is entitled to receive the sum of his then current annual base salary plus his annual bonus for the prior year plus his long-term incentive award for the prior year. In addition, in the event of termination of Mr. Dickman’s employment at any time without cause, he is entitled to continued participation in applicable health insurance plans for a period of six months from the date of such termination.

Change of Control/Severance Payment Tables

For all named executive officers the following table estimates the potential payments and benefits to named executive officers upon termination of employment or a change in control, assuming such event occurs on December 31, 2014. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table.

Items Not Reflected in Table.

The following items are not reflected in the table set forth below:

•	Accrued and unpaid salary, bonus and vacation.
•	Costs of COBRA or any other mandated governmental assistance program to former employees.
•	Welfare benefits provided to all salaried employees.

Named Executive Officer	Base Salary	Bonus	Early Vesting of Stock Awards(1)	Other(2)	Total
Richard Agree(3)
Death or Disability	$—	$—	$1,703,732	$—	$1,703,732
Change in Control	882,000	1,123,214	1,703,732	70,751	3,779,697
Other (except for cause)	588,000	748,809	1,703,732	70,751	3,111,292
Joey Agree(4)
Death or Disability	—	183,333	3,781,477	—	3,964,810
Change in Control	1,158,750	4,532,732	3,781,477	57,197	9,530,156
Other (except for cause)	772,500	3,082,932	3,781,477	57,197	7,694,106
Brian Dickman(5)
Change in Control	530,450	767,147	175,411	6,292	1,479,300
Other (except for cause)	265,225	78,484	175,411	6,292	525,412
Laith Hermiz
Change in Control	—	—	574,108	—	574,108
Alan Maximiuk(6)
Other (except for cause)	61,600	20,000	—	—	81,600

(1)	For all named executive officers with respect to the accelerated vesting of share-based awards, the table reflects the intrinsic value of such acceleration, which for each unvested share of restricted stock is $31.09, the closing price of our common stock on the NYSE on December 31, 2014.
(2)	Represents payment of health benefits of executive.
(3)	The information presented is based on the terms of Mr. Richard Agree’s employment agreement in place as of December 31, 2014.
(4)	The information presented is based on the terms of Mr. Joey Agree’s employment agreement in place as of December 31, 2014.
(5)	The information presented is based on the terms of Mr. Brian Dickman’s letter agreement of employment in place as of December 31, 2014.
(6)	The information presented reflects the terms of Mr. Alan Maximuk’s severance agreement dated December 5, 2014.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s financial statements, internal controls, accounting and financial reporting processes and compliance with applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCOAB”) and an independent audit of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the PCAOB, and for expressing their opinions thereon. The Audit Committee’s responsibility is to provide general oversight of the foregoing matters, as well as engaging the Company’s independent registered public accounting firm and establishing the terms of retention. The Audit Committee is governed by a charter, a copy of which is available on our website at www.agreerealty.com.

Review and Discussions with Management and Independent Accountants.  In this context, the Committee has met and held discussions with management and Grant Thornton LLP, the Company’s independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the audited consolidated financial statements with management and Grant Thornton. The Committee discussed with Grant Thornton the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T, issues regarding accounting and auditing principles and practices, and the adequacy of internal controls that could significantly affect the Company’s financial statements.

Grant Thornton also provided to the Committee the written disclosures and letter from Grant Thornton required by the applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Committee concerning independence, and the Committee has discussed with Grant Thornton its independence with respect to the Company. The Committee has reviewed the original proposed scope of the annual audit of the Company’s financial statements and the associated fees and any significant variations in the actual scope of the audit and fees. See “Audit Committee Matters” for additional information regarding the Committee’s pre-approval policies and procedures for audit and non-audit services provided by Grant Thornton.

Conclusion.  Based on the review and discussions referred to above, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

AUDIT COMMITTEE

Farris Kalil, Chairman
Gene Silverman
William S. Rubenfaer

AUDIT COMMITTEE MATTERS

Pre-Approval Policies and Procedures for Audit and Non-Audit Services

In accordance with Audit Committee policies and procedures and applicable law, the Audit Committee must pre-approve all services to be provided by its independent registered public accounting firm. In determining whether to pre-approve such services, the Audit Committee must consider whether the provision of such services is consistent with the independence of such accountants. The Audit Committee generally provides pre-approvals at its regularly scheduled meetings. The Audit Committee has delegated to its chairman, Farris G. Kalil, the authority to grant pre-approvals of non-audit services between regularly scheduled meetings of the Audit Committee, provided that any such pre-approval by Mr. Kalil shall be reported to the Audit Committee at its next scheduled meeting. However, pre-approval of non-audit services is not required if (1) the aggregate amount of non-audit services is less than 5% of the total amount paid by us to the auditor during the fiscal year in which the non-audit services are provided; (2) such services were not recognized by us as non-audit services at the time of the engagement; and (3) such services are promptly brought to the attention of the Audit Committee and, prior to completion of the audit, are approved by the Audit Committee or by one or more Audit Committee members who have been delegated authority to grant approvals.

Fees Paid to Independent Registered Public Accounting Firms

Grant Thornton audited and reported on the Company’s financial statements for the years ended December 31, 2014 and December 31, 2013. The following table sets forth the fees that we were billed for audit and other services provided by Grant Thornton in 2014 and 2013. All such fees paid to Grant Thornton were approved in conformity with the pre-approval policies and procedures noted above.

	2014	2013
Audit Fees	$145,810	$130,687
Audit-Related Fees	75,400	41,600
Tax Fees	—	—
Other Fees	—	—
	$221,210	$172,287

Audit Fees.  Audit fees include fees for the audit of our annual consolidated financial statements included in our annual report on Form 10-K, the effectiveness of our internal control over financial reporting, and the review of our consolidated financial statements included in our quarterly reports on Form 10-Q.

Audit-related Fees.  Audit-related fees were for services associated with SEC registration statements and other documents issued in connection with our equity offering, and services that are normally provided by the accountant in connection with these filings.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

The Audit Committee currently believes that we should continue our relationship with Grant Thornton LLP and has appointed Grant Thornton to continue as our independent accountants for 2015. See “Report of the Audit Committee” and “Audit Committee Matters” for additional information on matters related to Grant Thornton’s provision of services to us.

Although stockholder ratification of the appointment is not required by current law, rules and regulations and is not binding on us, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and the Audit Committee will take your vote into consideration when appointing our independent registered public accounting firm in the future. Even if the stockholders ratify the appointment of Grant Thornton, the Audit Committee in its sole discretion may terminate the engagement of Grant Thornton and engage another independent auditor at any time during the year, although it has no current intention to do so.

A representative of Grant Thornton will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.

The Board recommends that you vote FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for 2015.

PROPOSAL 3 — ADVISORY (NON-BINDING) VOTE
APPROVING EXECUTIVE COMPENSATION

We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program for named executive officers by voting for or against the following resolution.

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2015 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

While this vote is advisory and not binding on us, it will provide information to us and the Compensation Committee regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of 2015 and beyond.

As described in detail under the heading “Compensation Discussion and Analysis” above, we seek to closely align the interests of our executive officers with the interests of our stockholders. Our compensation programs are designed to reward the executive officers for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Following is a summary of some of the primary components and rationale of our compensation philosophy.

•	Provide total compensation that is both fair and competitive. To attract and reduce the risk of losing the services of valuable officers but avoid the expense of excessive pay, compensation should be competitive. The Compensation Committee assesses the competitiveness of our compensation to our executive officers by comparison to compensation of executive officers at other public companies. The Compensation Committee reviewed the 2014 NAREIT Compensation and Benefits Survey to provide it with relevant market data.
•	Attract, retain and motivate key executives who are critical to our operations. The primary purpose of our executive compensation program has been and is to achieve our business objectives by attracting, retaining and motivating talented executive officers by providing incentives and economic security.
•	Reward superior individual and company performance on both a short-term and long-term basis. Performance-based pay aligns the interest of management with our stockholders. Performance-based compensation motivates and rewards individual efforts and company success.
•	Align executives’ long-term interests with those of our stockholders. The Compensation Committee believes that requiring the executive officers to maintain a meaningful ownership interest in us relative to their annual base salaries may encourage the executive officers to act in a manner that creates value for our stockholders.

The Board recommends a vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 4 — APPROVAL OF AMENDMENT TO OUR CHARTER

Introduction

On March 5, 2015 our board of directors declared an amendment to our Articles of Incorporation, as amended and supplemented (the “Charter”), as set forth in the form of Articles of Amendment attached hereto as Appendix A, to be advisable and directed that the proposed amendment be submitted for consideration by our stockholders at the 2015 Annual Meeting. The description set forth below summarizes the proposed amendment to our Charter and is qualified in its entirety by the form of Articles of Amendment attached hereto as Appendix A, which you should read in their entirety.

Amendment to Revise the Provisions Restricting Transfer and Ownership of Shares

In order to maintain the Company’s tax-preferred REIT qualification under the Internal Revenue Code of 1986, as amended (the “Code”), (i) any five or fewer individuals, as defined under the Code, may not own 50% or more of the shares of the Company’s stock and (ii) the Company must have at least 100 stockholders, during specified periods of time. In addition, the Code imposes limitations on stock ownership by the Company, and its affiliates, of the Company’s tenants. To help assure that the Company meets these requirements and thereby preserve the value of the Company’s REIT qualification for all our stockholders, our Charter has included ownership and transfer restrictions for the Company’s stock since the time we were formed and first raised capital. Although we believe that no violation of the aforementioned stock ownership limitations for REITs under the Code has occurred under the current Charter, we also believe the proposed amendment to the ownership and transfer restrictions for our stock is in accordance with practices that have evolved in the charters of modern REITs and will help to mitigate further any risk to the Company’s REIT qualification.

Under the current Charter, the general ownership limit for all stockholders other than the Agree-Rosenberg Group (defined to mean Richard Agree and Edward Rosenberg, any spouses of the foregoing, any brothers or sisters of the foregoing, any ancestors of the foregoing, any other lineal descendants of any of the foregoing, any estates of any of the foregoing, any trusts established for the benefit of any of the foregoing, and any other entity controlled by any of the foregoing) is set as 9.8% of the value of our outstanding stock. If adopted, this proposal would:

•	amend the ownership and transfer restrictions in Article NINTH of our Charter to delete the 24% ownership limit for the Agree-Rosenberg Group and provide for (i) an aggregate stock ownership limit of 9.8% (in value) of the aggregate of the outstanding shares of our capital stock and (ii) a common stock ownership limit of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock, and as a result the 9.8% ownership limits would apply to all stockholders subject to any exemptions therefrom that may be granted, and any excepted holder limits that may be established, by our board of directors;
•	provide for an automatic transfer of shares to a charitable trust in the event that a purported transfer in violation of our ownership limitations has been made. The proposed amendment would further provide that, after an automatic transfer of shares to a charitable trust has been made and, to the extent a violation of certain transfer and ownership limitations would nonetheless be continuing (for example, where the ownership of shares by a single charitable trust would violate the prohibition in the Charter on transfers that would result in our Company being closely held), shares will be transferred to a number of charitable trusts such that there is not a continuing violation of the transfer and ownership limitations, applicable for qualification as a REIT; and
•	amend the ownership and transfer restrictions in Article NINTH of our Charter and certain provisions of Article SIXTH of our Charter to make certain conforming, technical and other changes that our board of directors believes will result in the restrictions on ownership and transfer set forth in our Charter being similar, in most material respects, to the restrictions on ownership and transfer that are now typically contained in the charters of many publicly traded REITs. Included in those technical changes is the elimination of the concept of “excess stock,” which will no longer be required as a result of the other changes proposed to be made, including the elimination of all 8,000,000 shares of excess stock that are currently authorized for issuance under our Charter

(thereby decreasing the total number of shares of stock of all classes which the Corporation has authority to issue from 40,000,000 to 32,000,000, consisting of 28,000,000 shares of common stock and 4,000,000 shares of preferred stock, of which 200,000 shares are designated as Series A Junior Participating Preferred Stock). Also included in such changes are certain ERISA representations that will be deemed to have been made by certain purchasers of our capital stock.

The restrictions on ownership and transfer of our shares could delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for our common stock that our stockholders otherwise believe to be in their best interest.

Summary of Changes to Restrictions on Ownership and Transfer

9.8% Limitation

Article NINTH of our Charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with the requirements of the Code and in qualifying as a REIT, among other purposes. If the proposed amendment to our Charter is approved, there will no longer be a higher ownership limitation for the Agree-Rosenberg Group, and Article NINTH will provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or 9.8% (in value) of the aggregate of the outstanding shares of all classes and series of our stock. We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause stock owned actually, beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value or in number of shares (whichever is more restrictive) of the outstanding shares of our common stock, or less than 9.8% in value of the outstanding shares of all classes and series of our stock (or the acquisition by an individual or entity of an interest in an entity that owns, actually, beneficially or constructively, shares of our stock) could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively in excess of 9.8% in value or in number of shares (whichever is more restrictive) of our stock and in violation of the applicable ownership limit.

Our board of directors may, in its sole and absolute discretion, prospectively or retroactively, waive either or both of the ownership limits with respect to a particular stockholder or establish a different limit on ownership (the “excepted holder limit”), which excepted holder limit is subject to adjustment from time to time, if it determines that:

•	no person’s beneficial or constructive ownership of our stock would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and
•	such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity controlled or owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or our board of directors determines that revenue derived from such tenant will not affect our ability to qualify as a REIT).

As a condition of our waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors in its sole and absolute discretion in order to determine or ensure our status as a REIT or such representations and/or undertakings from the person requesting the waiver as our board of directors may require in its sole and absolute discretion to make the determinations above. Notwithstanding the receipt of any ruling or opinion, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such an exception. Our board of directors granted waivers of the ownership limits to BlackRock, Inc. and The Vanguard Group.

Transfer to Charitable Trust

If the proposed amendment to our Charter is approved, Article NINTH of our Charter will provide that if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors, or would result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, one or more trusts for the exclusive benefit of one or more charitable organizations selected by us. If the proposed amendment to our Charter is approved, Article NINTH will provide that the prohibited owner will not benefit economically from ownership of any shares of our stock held in trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the proposed amendment to our Charter is approved, Article NINTH will provide that if the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void and of no force or effect and the intended transferee will acquire no rights in the shares. In addition, if the proposed amendment to our Charter is approved, Article NINTH will provide that if any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares, provided that our board of directors may waive this provision if, in its opinion, such a transfer would not adversely affect our ability to qualify as a REIT.

If the proposed amendment to our Charter is approved, Article NINTH will provide that shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last sales price reported on the NYSE on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the market price on the date we, or our designee, accepts such offer. We will reduce the amount payable to the prohibited transferee by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We will pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner. Any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If the proposed amendment to our Charter is approved, Article NINTH will provide that if we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or persons, designated by the trustee, who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last sales price reported on the NYSE on the day of the event that resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee will reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if the proposed amendment to our Charter is approved, Article NINTH will provide that if, prior to discovery by us that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

If the proposed amendment to our Charter is approved, Article NINTH will provide that, subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and
•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Vote Required

The proposed amendment to our Charter must be approved by the affirmative vote of the holders of not less than a majority of the aggregate votes entitled to be cast thereon at the annual meeting. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have the same effect as a vote against the proposed amendment.

Recommendation

A properly executed proxy marked “FOR” Proposal 4 will be considered a vote in favor of the proposed amendment to our Charter. A properly executed proxy marked “AGAINST” Proposal 4 will be considered a vote against the proposed amendment to our Charter.

Our board of directors unanimously recommends a vote “FOR” Proposal 4.

RELATED PERSON TRANSACTIONS

Policies and Procedures

Under SEC rules, a related person transaction is any transaction or any series of transactions in which our Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. A “related person” is a director, officer, nominee for director or a more than 5% stockholder since the beginning of our last completed fiscal year, and their immediate family members.

The non-interested directors of the Board review and oversee any proposed or ongoing related person transactions to ensure there are no conflicts of interest. Our written Code of Business Conduct and Ethics expressly prohibits the continuation of any conflict of interest except under guidelines approved by the Board. Our Code of Business Conduct and Ethics requires officers and directors to provide full disclosure of any such transaction to appropriate persons and remove themselves from the related decision making process. Persons are encouraged to speak with specified persons if there is any doubt as to whether a transaction could comprise a related person transaction or otherwise constitute a conflict of interest.

If a related person transaction is proposed, the non-interested directors of the Board review such transaction to ensure that our involvement in such transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is in the best interests of us and our stockholders. If necessary or appropriate, we will engage third party consultants and special counsel, and the Board may create a special committee, to review such transactions. The non-interested directors of the Board affirmatively determined that none of the related person transactions below constituted a conflict of interest.

Related Person Transactions

We leased our former executive offices, located at 31850 Northwestern Highway, Farmington Hills, Michigan from a limited liability company controlled by Mr. Richard Agree’s children, including Joey Agree. Under the terms of the lease, which expired on December 31, 2014, we were required to pay an annual rental of $90,000 and were responsible for the payment of real estate taxes, insurance and maintenance expenses relating to the building. Management believed that the lease terms were consistent with leases for similar properties in the area. The Company relocated at the end of 2014 and no longer leases the building or participates in any other related person transactions.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act, requires our directors, certain of our executive officers and persons who beneficially own more than 10% of a registered class of our equity securities (“insiders”) to file reports with the SEC regarding their pecuniary interest in any of our equity securities and any changes thereto, and to furnish copies of these reports to us. Based on our review of the insiders’ forms furnished to us or filed with the SEC and representations made by our directors and applicable executive officers, no insider failed to file on a timely basis a Section 16(a) report in 2014.

Cost of Proxy Solicitation

All of the expenses of preparing, assembling, printing and mailing the Notice and the other materials used in the solicitation of proxies will be paid by us. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares held of record by such persons. Our directors and officers may solicit proxies by mail, telephone, telecopy or in person. They will not receive any additional compensation for such work.

Proposals for 2015 Annual Meeting

Pursuant to Rule 14a-8 of the Securities Exchange Act, any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for the annual meeting of stockholders to be held in 2016 must be received at our office at 70 E. Long Lake Road, Bloomfield Hills, MI 48304, Attn: Brian R. Dickman, no later than November 26, 2015 and must be in compliance with the requirements of our Bylaws and the SEC’s proxy rules.

Our Bylaws currently provide that in order for a proposal of a stockholder to be presented at our 2016 annual meeting of stockholders, other than a stockholder proposal to be included in our proxy statement as described above, it must be received at our principal executive offices no earlier than the 150th day and no later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the 2015 annual meeting. For our 2016 annual meeting, our Secretary must receive this notice between October 27, 2015 and 5:00 p.m., Eastern Time, on November 26, 2015. If the 2016 annual meeting of stockholders is scheduled to take place before April 4, 2016 or after June 3, 2016, then notice must be delivered no earlier than the close of business on the 150th day prior to the 2016 annual meeting of stockholders and not later than the close of business on the later of the 120th day prior to the 2016 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2016 annual meeting of stockholders is first made public by our Company. Any such proposal should be mailed to our Secretary, Brian R. Dickman at our office at 70 E. Long Lake Road, Bloomfield Hills, MI 48304.

See “Board Matters-Committees of the Board-Nominating and Governance Committee” for additional information.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 4, 2015

The Notice, this proxy statement, our annual report to stockholders for the year ended December 31, 2014, including the audited consolidated financial statements for the three years ended December 31, 2014, and the accompanying proxy card are available at http://AgreeRealty.investorroom.com.

By Order of the Board of Directors

Brian R. Dickman
Chief Financial Officer and Secretary

March 25, 2015

Appendix A

ARTICLES OF AMENDMENT OF
AGREE REALTY CORPORATION

AGREE REALTY CORPORATION, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST:  The Corporation desires to, and does hereby, amend the charter of the Corporation as currently in effect (the “Charter”) pursuant to Sections 2-601 et seq. of the Maryland General Corporation Law (the “MGCL”).

SECOND:  The Charter of the Corporation is hereby amended by deleting therefrom in its entirety the existing Article NINTH and inserting, in lieu thereof, the following new Article NINTH:

“NINTH: RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 9.1 Definitions.  For the purpose of this Article NINTH, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit.  The term “Aggregate Stock Ownership Limit” shall mean 9.8% in value of the aggregate of the outstanding shares of Capital Stock, Notwithstanding the foregoing, for purposes of determining the percentage ownership of Capital Stock by any Person, shares of Capital Stock that are treated as Beneficially Owned or Constructively Owned by such Person shall be deemed outstanding. The value of shares of Capital Stock shall be the Market Price of the corresponding shares, but shall in any event be subject to adjustment and final determination by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

Beneficial Ownership.  The term “Beneficial Ownership” shall mean ownership of shares of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by nominee), who is or would be treated as an owner of such shares of Capital Stock either actually or constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Owning” and “Beneficially Owned” shall have the correlative meanings.

Business Day.  The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock.  The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary.  The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 9.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit.  The term “Common Stock Ownership Limit” shall mean 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation, excluding any such outstanding Common Stock which is not treated as outstanding for U.S. federal income tax purposes. Notwithstanding the foregoing, for purposes of determining the percentage ownership of Common Stock by any Person, shares of Common Stock that are treated as Beneficially Owned or Constructively Owned by such Person shall be deemed to be outstanding. The value of shares of Common Stock of the Corporation shall be the Market Price of the corresponding shares, but shall in any event be subject to adjustment and final determination by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

Constructive Ownership.  The term “Constructive Ownership” shall mean ownership of shares of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by nominee), who is or would be treated as an owner of such shares of Capital Stock either actually or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder.  The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Articles of Incorporation or by the Board of Directors pursuant to Section 9.2.7.

Excepted Holder Limit.  The term “Excepted Holder Limit” shall mean for each Excepted Holder, the percentage limit established by the Board of Directors pursuant to Section 9.2.7, which limit may be expressed, in the discretion of the Board of Directors, as one or more percentages and/or numbers of shares of Capital Stock, and may apply with respect to one or more classes of Capital Stock or to all classes of Capital Stock in the aggregate, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 9.2.7.

Independent Director.  “Independent Director” means a director of the Corporation who is determined by the Board of Directors to be independent as defined by the rules and regulations of the New York Stock Exchange or, if the Corporation’s Capital Stock is not listed on the New York Stock Exchange, who is not employed by the Corporation.

Initial Date.  The term “Initial Date” means the earlier of (i) the closing date of the issuance of Common Stock pursuant to the initial public offering of the Corporation or (ii) such other date as determined by the Board of Directors in its sole and absolute discretion.

Market Price.  The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors.

NYSE.  The term “NYSE” shall mean the New York Stock Exchange.

Person.  The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, private foundation within the meaning of Section 509(a) of the Code, association, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner.  The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 9.2, would Beneficially Own or Constructively Own shares of Capital Stock in violation of Section 9.2.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date.  The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Transfer.  The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire, or change its level of, Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) a change in the capital structure of the Corporation, (b) a change in the relationship between two or more Persons that causes a change in ownership of shares of Capital Stock, by application of Section 544 of the Code, as modified by Section 856(h) of the Code, (c) the granting or exercise of any option or warrant (or any disposition of any option or warrant), pledge, security interest or similar right to acquire shares of Capital Stock, (d) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust.  The term “Trust” shall mean any trust provided for in Section 9.3.1.

Trustee.  The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Trust.

Section 9.2 Capital Stock.

Section 9.2.1 Ownership Limitations.  During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 9.4:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of shares of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) Any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock; provided, however, that the Board of Directors may waive this Section 9.2.1(a)(iii) if, in the opinion of the Board of Directors, such Transfer would not adversely affect the Corporation’s ability to qualify as a REIT. Without limitation of the application of any other provision of this Article NINTH, it is expressly intended that the restrictions on ownership and Transfer described in this Section 9.2.1 of Article NINTH shall apply to restrict the rights of any members or partners in limited liability companies or partnerships to exchange their interest in such entities for shares of Capital Stock of the Corporation.

(b) Transfer in Trust.  If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 9.2.1(a)(i) or (ii),

(i) then that number of shares of the Capital Stock, the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 9.2.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 9.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 9.2.1(a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 9.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iii) In determining which shares of Capital Stock are to be transferred to a Trust in accordance with this Section 9.2.1(b) and Section 9.3 hereof, shares shall be so transferred to a Trust in such manner as minimizes the aggregate value of the shares that are transferred to the Trust (except as provided in Section 9.2.6) and, to the extent not inconsistent therewith, on a pro rata basis.

(iv) To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 9.2.1(b), a violation of any provision of Section 9.2.1(a) would nonetheless be continuing (as, for example, where the ownership of shares of Capital Stock by a single Trust would result in the shares of Capital Stock being Beneficially Owned (determined under the principles of Section 856(a)(5) of the Code) by fewer than 100 Persons), then shares of Capital Stock shall be transferred to that number of Trusts, each having a Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of Section 9.2.1(a) hereof.

Section 9.2.2 Remedies for Breach.  If the Board of Directors or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 9.2.1 or that a Person intends or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 9.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable, in its sole and absolute discretion, to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 9.2.1 shall automatically result in the transfer to the Trust described above, or, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

Section 9.2.3 Notice of Restricted Transfer.  Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 9.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 9.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 9.2.4 Owners Required To Provide Information.  From the Initial Date and prior to the Restriction Termination Date:

(a) every owner of five percent or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of each class or series of Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide promptly to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit; and

(b) each Person who is a Beneficial Owner or Constructive Owner of shares of Capital Stock and each Person (including the stockholder of record) who is holding shares of Capital Stock for a Beneficial Owner or Constructive Owner shall, on demand, provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

Section 9.2.5 Remedies Not Limited.  Nothing contained in this Section 9.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.

Section 9.2.6 Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Article NINTH, including Section 9.2, Section 9.3, or any definition contained in Section 9.1 or any defined term used in this Article NINTH but defined elsewhere in the Articles of Incorporation, the Board of Directors shall have the power to determine the application of the provisions of this Article NINTH with respect to any situation, or the meaning of such defined term, based on the facts known to it. In the event Section 9.2 or Section 9.3 requires an action by the Board of Directors and the Articles of Incorporation fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 9.1, 9.2 or 9.3. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 9.2.2) acquired Beneficial Ownership or Constructive Ownership of shares of Capital Stock in violation of Section 9.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Capital Stock that, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 9.2.7 Exceptions.

(a) Subject to Section 9.2.1(a)(ii), the Board of Directors, in its sole and absolute discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit, as the case may be, or may establish or increase an Excepted Holder Limit for such Person if:

(i) the Board of Directors determines, based on such representations and undertakings from such Person that the Board of Directors may require, that no Person’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 9.2.1(a)(ii) as a result of such exemption or increase; and

(ii) the Board of Directors determines that such Person does not, and such Person represents that it will not, actually own or Constructively Own, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled in whole or in part by the Corporation) that would cause the Corporation to actually own or Constructively Own, more than a 9.8% interest in such tenant and the Board of Directors obtains such representations and undertakings from such Person as the Board of Directors determines to be reasonably necessary to ascertain this fact (for this purpose, in the Board of Director’s sole and absolute discretion, a tenant from whom the Corporation (or an entity owned or controlled in whole or in part by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT shall not be treated as a tenant of the Corporation); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 9.2.1 through 9.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 9.2.1(b) and 9.3.

(b) Prior to granting any exception pursuant to Section 9.2.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole and absolute discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception as may be necessary or desirable so that such exception does not adversely affect the Corporation’s ability to qualify, or to continue to qualify, as a REIT.

(c) Subject to Section 9.2.1(a)(ii), an underwriter or placement agent that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock), or an initial purchaser of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in a transaction reliant upon Rule 144A promulgated under the Act or any successor provision of similar import, may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Common Stock Ownership Limit, the Aggregate Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering, private placement or Rule 144A transaction.

(d) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit, or the Aggregate Stock Ownership Limit, as applicable.

Section 9.2.8 Legend.  Each certificate representing shares of Capital Stock, if any, shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Articles of Incorporation, as the same may be amended and supplemented from time to time (the “Charter”), (i) no Person may Beneficially or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8% of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code). Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock that causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership set forth in (i) through

(iii) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may take other actions, including redeeming shares upon the terms and conditions specified by the Board of Directors, in its sole and absolute discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, if the restriction on transfer or ownership set forth in (iv) above is violated, or upon the occurrence of certain other events, attempted Transfers in violation of the restrictions described above may be void ab initio, in which case the intended transferee shall acquire no rights in the shares of Capital Stock subject to the Transfer. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.

Instead of the foregoing legend, a certificate may state that the Corporation will furnish a full statement about certain restrictions on ownership and transfer of the shares to a stockholder on request and without charge.

Section 9.3 Transfer of Capital Stock in Trust.

Section 9.3.1 Ownership in Trust.  Upon any purported Transfer or other event described in Section 9.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 9.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 9.3.6.

Section 9.3.2 Status of Shares Held by the Trustee.  Shares of Capital Stock held by the Trustee shall continue to be issued and outstanding shares of Capital Stock. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Capital Stock.

Section 9.3.3 Dividend and Voting Rights.  The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or other distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or other distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority with respect to the shares held in the Trust (at the Trustee’s sole and absolute discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 9.3.4 Sale of Shares by Trustee.  Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person or persons, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 9.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 9.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee shall reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 9.3.3. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 9.3.4, such excess shall be paid to the Trustee upon demand.

Section 9.3.5 Purchase Right in Capital Stock Transferred to the Trustee.  Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise, gift or other transaction, the Market Price at the time of such devise, gift or other transaction) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 9.3.3 of this Article NINTH. The Corporation shall pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 9.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 9.3.6 Designation of Charitable Beneficiaries.  By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 9.2.1(a) in the hands of such Charitable Beneficiary. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided for in Section 9.2.1(b)(i) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

Section 9.4 NYSE Transactions.  Nothing in this Article NINTH shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article NINTH and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article NINTH.

Section 9.5 Deemed ERISA Representations.  Each purchaser of Capital Stock who purchases Capital Stock from the Corporation or any underwriter, placement agent or initial purchaser that participates in a public offering or a private placement or other private offering of Capital Stock will be deemed to have represented, warranted, and agreed that its purchase and holding of Capital Stock will not constitute or result in (i) a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code or (ii) a violation of any applicable other federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

Section 9.6 Enforcement.  The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article NINTH.

Section 9.7 Non-Waiver.  No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 9.8 Severability.  If any provision of this Article NINTH or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.”

THIRD:  The Charter of the Corporation is hereby further amended by deleting therefrom in its entirety the existing paragraph (a) of Article SIXTH and inserting, in lieu thereof, the following new paragraph (a) of Article SIXTH:

“(a) The total number of shares of stock of all classes which the Corporation has authority to issue is 32,000,000 shares of capital stock (par value $.0001 per share), amounting in aggregate par value to $3,200, of which shares 28,000,000 are initially classified as “Common Stock” and 4,000,000 are initially classified as “Preferred Stock”. The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.”

FOURTH:  The Charter of the Corporation is hereby further amended by deleting therefrom in its entirety the existing paragraph (b)(3) of Article SIXTH and inserting, in lieu thereof, the following new paragraph (b)(3) of Article SIXTH:

“(3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.”

FIFTH:  The Charter of the Corporation is hereby further amended by deleting therefrom in its entirety the existing paragraph (b)(4) of Article SIXTH and inserting, in lieu thereof, the following new paragraph (b)(4) of Article SIXTH:

“(4) [Reserved]”

SIXTH:  The Charter of the Corporation is hereby further amended by deleting therefrom in its entirety the existing paragraph (c) of Article SIXTH and inserting, in lieu thereof, the following new paragraph (c) of Article SIXTH:

“(c) [Reserved]”

SEVENTH:  Immediately prior to the amendment set forth in these Articles of Amendment, the total number of shares of stock of all classes which the Corporation had authority to issue was 40,000,000, consisting of (a) 28,000,000 shares of common stock, par value $0.0001 per share, (b) 8,000,000 shares of excess stock, par value $0.0001 per share, and (c) 4,000,000 shares of preferred stock, par value $0.0001 per share, of which 200,000 shares were designated as Series A Junior Participating Preferred Stock, par value $0.0001 per share. The aggregate par value of all such authorized shares having par value was $4,000.

EIGHTH:  Immediately following the amendment set forth in these Articles of Amendment, the total number of shares of stock of all classes which the Corporation has authority to issue is 32,000,000, consisting of (a) 28,000,000 shares of common stock, par value $0.0001 per share, and (b) 4,000,000 shares of preferred stock, par value $0.0001 per share, of which 200,000 shares are designated as Series A Junior Participating Preferred Stock, par value $0.0001 per share. The aggregate par value of all such authorized shares having par value is $3,200.

NINTH:  The foregoing amendments to the Charter as set forth in these Articles of Amendment were duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

TENTH:  These Articles of Amendment shall be effective upon filing with the Department.

ELEVENTH:  The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, Agree Realty Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this    day of May, 2015.

ATTEST:	AGREE REALTY CORPORATION
By: Brian R. Dickman Secretary	By: Joel N. Agree President

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The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Richard Agree 02 John Rakolta, Jr. 03 Jerome Rossi

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000234542_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

AGREE REALTY CORPORATION
Annual Meeting of Stockholders
May 4, 2015 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Richard Agree and Brian R. Dickman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AGREE REALTY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM, EST on 5/4/2015, at the Embassy Suites, 850 Tower Drive, Troy, Michigan, 48098, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000234542_2 R1.0.0.51160